Exhibit 10.35
QLIK TECHNOLOGIES INC.

SERIES A PREFERRED

STOCK PURCHASE AGREEMENT
NOVEMBER 17, 2004

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SCHEDULE A	Schedule of Investors

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	List of Stockholders
EXHIBIT C	Investors’ Rights Agreement
EXHIBIT D	First Refusal and Co-Sale Agreement
EXHIBIT E	Voting Agreement
EXHIBIT F	Opinion of United States Counsel for the Company
EXHIBIT H	Forms of Management Rights Letter
EXHIBIT I	Form of Stock Purchase Agreement

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QLIK TECHNOLOGIES INC.
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
          THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 17th day of November, 2004, by and among Qlik Technologies Inc., a Delaware corporation (the “Company”), QlikTech International AB, a company organized under the laws of Sweden (the “Subsidiary”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”
          THE PARTIES HEREBY AGREE AS FOLLOWS:
          1. Purchase and Sale of Stock.
          1.1 Sale and Issuance of Series A Preferred Stock.
               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).
               (b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of shares of its Series A Preferred Stock (the “Shares”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.
               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of Shares set forth opposite such Investor’s name on Schedule A hereto for $0.6298 per share (the “Series A Purchase Price”).
          1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), 610 Lincoln Street, Waltham, Massachusetts, at 10:00 A.M. (local time), on November ___, 2004, or at such other time and place as the Company and Investors acquiring in the aggregate at least sixty percent (60%) of the Shares sold pursuant to this Agreement agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.
          2. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary, solely in regards to the Subsidiary to the extent permitted by Swedish Law, hereby represent and warrant to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished each Investor, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:
          2.1 Organization, Good Standing and Qualification.
               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Subsidiary is a company duly incorporated and in good standing under the laws of Sweden and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company on a consolidated basis.
               (b) The sale to the Company of all securities of the Subsidiary outstanding prior to the Closing (the “Stock Sale”) was duly authorized by all necessary corporate action of each of the Company and the Subsidiary, is effective and was duly and validly consummated in compliance with all applicable agreements, instruments, laws and regulations, including, without limitation, all foreign and United States federal and state securities and corporate laws. The assets, financial condition, prospects and business of the Company, on a consolidated basis, following the Stock Sale are substantially identical to the assets, financial condition, prospects and business of the Subsidiary immediately prior to the Stock Sale.
          2.2 Capitalization and Voting Rights of the Company. The authorized capital of the Company consists of:
               (a) Preferred Stock. Forty-Six Million Seven Hundred Twenty-One Thousand Four Hundred Twenty-Four (46,721,424)shares of Preferred Stock, par value $0.0001 (the “Preferred Stock”), of which Twenty-Six Million Eight Hundred Seventy-Five Thousand One Hundred Forty-Five (26,875,145) shares have been designated Series AA Preferred Stock (the “Series AA Preferred Stock”), all of which are issued and outstanding, and Nineteen Million Eight Hundred Forty-Six Thousand Two Hundred Seventy-Nine (19,846,279) shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”), all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company’s Restated Certificate.
               (b) Common Stock. Seventy-Five Million Eight Thousand Nine Hundred Fifty-Five (75,008,955) shares of common stock, par value $0.0001 (“Common Stock”), of which Seventy Million Four Hundred Ninety-Three Thousand Nine Hundred Fifty-Five (70,493,955) shares have been designated Series A Common Stock (the “Series A Common Stock”), of which Seven Million Eight Hundred Seventy-Nine Thousand Six Hundred Thirty-One (7,879,631) shares are issued and outstanding, and Four Million Five Hundred Fifteen Thousand (4,515,000) shares have been designated Series B Common Stock (the “Series B Common Stock”), all of which are issued and outstanding. The rights, privileges, and preferences of the Common Stock will be as stated in the Company’s Restated Certificate.

               (c) The outstanding shares of Common Stock and Preferred Stock are owned by the stockholders and in the numbers specified in Exhibit B hereto.
               (d) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.
               (e) Except for (i) the conversion privileges of the Series AA Preferred Stock, (ii) the conversion privileges of the Series B Common Stock, (iii) the conversion privileges of the Shares to be issued under this Agreement, (iv) the rights provided in Section 2.4 of that certain Investors’ Rights Agreement in the form attached hereto as Exhibit C (the “Investors’ Rights Agreement), and (v) currently outstanding options to purchase One Million Four Hundred Twelve Thousand (1,412,000) shares of Series A Common Stock granted to employees and other service providers pursuant to the Company’s Omnibus Stock Option and Award Plan (the “Option Plan”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional Nine Million Seven Hundred Twelve Thousand Four Hundred (9,712,400) shares of its Series A Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. Except as set forth in the Restated Certificate and except for that certain Voting Agreement in the form attached herewith, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.
               (f) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement.
               (g) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal and rights of repurchase applicable to each such security. Except as set forth in the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

          2.3 Capitalization and Voting Rights of the Subsidiary.
               (a) The authorized capital of the Subsidiary consists of: Thirty Four Million Seven Hundred Fifty-Four Thousand Seven Hundred Seventy-Six (34,754,776) common shares, nominal value SEK 0.10 per share (the “Common Shares”), all of which are issued and held of record by the Company. The rights and privileges of the Common Shares are as stated in the Subsidiary’s Articles of Association.
               (b) The Subsidiary is wholly owned by the Company. The Company is the sole legal and beneficial owner of the entire issued share capital of the Subsidiary, there being no other share or loan capital in the Subsidiary or any share or loan capital under option (actual, contingent or otherwise) to purchase or subscribe.
               (c) The issued Common Shares are all duly and validly authorized and issued and fully paid, and were issued in accordance with all applicable securities laws, rules and regulations, or pursuant to valid exemptions therefrom.
               (d) Except for the Voting Agreement, the Subsidiary is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Subsidiary.
          2.4 Subsidiaries. Other than: (a) the Subsidiary, (b) QlikTech Inc., QlikTech GmbH, and QlikTech Sverige AB, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Neither the Company nor the Subsidiary is a participant in any joint venture, partnership, or similar arrangement.
          2.5 Authorization. All corporate action on the part of the Company and, as applicable, the Subsidiary and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, the Voting Agreement, and that certain First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the “First Refusal and Co-Sale Agreement,” and together with the Investors’ Rights Agreement and the Voting Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company and, as applicable, the Subsidiary hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company and the Subsidiary, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable foreign or United States federal or state securities laws.

          2.6 Valid Issuance of Preferred and Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable United States federal and state securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable United States federal and state securities laws.
          2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign or United States federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except (a) the filing of the Restated Certificate with the Secretary of State of Delaware; (b) the filing pursuant to the Regulation D, promulgated by the SEC under the Act, which filing will be effected within fifteen (15) days of the sale of the Shares hereunder, (c) the filings required by applicable state “blue sky” securities laws, rules and regulations, or (d) such other post-closing filings as may be required.
          2.8 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable United States federal and state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
          2.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s or Subsidiary’s knowledge currently threatened against the Company or the Subsidiary that questions the validity of this Agreement or any Ancillary Agreement, or the right of the Company or the Subsidiary to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that is reasonably likely to result, either individually or in the aggregate, in any material adverse changes in the assets, condition, prospects or affairs of the Company, financially or otherwise, on a consolidated basis, or any change in the current equity ownership of the Company or the Subsidiary, nor to the knowledge of the Company or the Subsidiary is there any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s or the Subsidiary’s employees, their use in connection with the Company’s or the Subsidiary’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or that the Company or the Subsidiary presently intends to initiate.

          2.10 Proprietary Information Agreements. Except as set forth in the Schedule of Exceptions, each present and former employee and officer of the Company, the Subsidiary and QlikTech Inc. has executed a proprietary information and inventions agreement, and each consultant to the Company and the Subsidiary has executed a consulting agreement in substantially the forms provided to special counsel for the Investors. Neither the Company, the Subsidiary, nor QlikTech Inc. has any knowledge that any of the Company’s or Subsidiary’s present and former employees, officers or consultants are in violation thereof, and the Company and the Subsidiary will use its commercially reasonable efforts to prevent any such violation.
          2.11 Patents and Trademarks. The Company, on a consolidated basis, has sufficient title and ownership of, or exclusive licenses to, all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted without any violation or infringement of, or other conflict with, the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, the Company or the Subsidiary. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.11 that is to any extent owned by or exclusively licensed to the Company or the Subsidiary, nor is the Company or the Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Neither the Company nor the Subsidiary has received any communications alleging that the Company or the Subsidiary has violated or, by conducting the Company’s or the Subsidiary’s business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and neither the Company nor the Subsidiary has any knowledge of any potential basis for such an allegation or of any reason to believe that such an allegation is reasonably likely to be forthcoming. To the best of the Company’s or Subsidiary’s knowledge, none of the Company’s or the Subsidiary’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the Subsidiary or that would conflict with the Company’s or the Subsidiary’s business (on a consolidated basis) as presently conducted or as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s or the Subsidiary’s business by the employees of the Company or the Subsidiary, nor the conduct of the Company’s or the Subsidiary’s business as currently proposed, will, to the Company’s or Subsidiary’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. It is not and it will not be necessary to utilize any inventions of any of the Company’s or the Subsidiary’s employees (or people the Company or the Subsidiary currently intends to hire) made prior to or outside the scope of their employment by the Company or the Subsidiary. Neither the Company

nor the Subsidiary has used (other than standard end-user, object code, internal-use software licenses), modified or distributed any materials incorporating any third party intellectual property or other proprietary rights (including without limitation, any “freeware” or software obtained pursuant to any open source, community source, copyleft or similar license arrangement). Other than pursuant to the provisions of software escrow agreements entered into by the Subsidiary with its strategic partners and resellers (true and correct copies of which have been provided to counsel to the Investors), the Company’s business (on a consolidated basis) as currently conducted and as currently proposed to be conducted does not and will not result in any requirement that the Company or the Subsidiary publish, disclose or otherwise make available any source code for its (or any of its respective licensors’) respective proprietary software, libraries, firmware or other computer programs.
          2.12 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any United States federal, state or local or foreign statute, rule or regulation applicable to the Company (on a consolidated basis). The Subsidiary is not in violation or default of any provision of its Articles of Association, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any United States federal, state or local or foreign statute, rule or regulation applicable to the Subsidiary. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or the Subsidiary, their respective business or operations or any of their respective assets or properties.
          2.13 Agreements; Action.
               (a) Except as set forth in the Schedule of Exceptions and except for agreements expressly referenced herein, explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company or the Subsidiary on the one hand, and any of the officers, directors, affiliates, or any affiliate of either the Company or the Subsidiary, on the other.
               (b) Except as set forth in the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or the Subsidiary is a party or by which such party is bound that may involve (i) obligations (contingent or otherwise) of, or payments to such party in excess of, $10,000, or (ii) any material license of any patent, copyright, trade secret or other proprietary right to, or from the Company or the Subsidiary (other than (A) the license of the Company’s or the Subsidiary’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the form of which has been provided to special counsel for the Investors or (B) the license to the Company or the Subsidiary of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of, or influence development of, or require payment with respect to, any product, service or intellectual property offering of the Company or the Subsidiary), or (iii) provisions materially restricting or affecting the development, manufacture or distribution of the Company’s or the Subsidiary’s products or services, or (iv) indemnification by the Company or the Subsidiary with respect to infringements of proprietary rights.
               (c) Except as set forth in the Schedule of Exceptions, neither the Company nor the Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $20,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
               (e) Except in connection with the transactions described herein, neither the Company nor the Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or the Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or the Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or the Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or the Subsidiary.
          2.14 Related-Party Transactions. No employee, officer, or director of the Company or the Subsidiary (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership, limited liability company or other entity in which such Related Party is an officer, director, partner or member, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company or the Subsidiary, nor is the Company or the Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s or Subsidiary’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or the Subsidiary is affiliated or with which the Company or the Subsidiary has a business relationship, or any firm or corporation that competes with the Company or the Subsidiary, except that employees, officers, or directors of the Company or the Subsidiary and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company or the Subsidiary. Except for (i)

contracts relating to a Related Party’s employment with, or engagement as a consult to, the Company or the Subsidiary, (ii) contracts relating to a Related Party’s ownership of securities of the Company, or (iii) indemnification agreements between a Related Party and the Company or the Subsidiary, no Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company or the Subsidiary.
          2.15 Permits. Each of the Company and the Subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company on a consolidated basis, and the Company believes that the Company and the Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of the business of the Company and the Subsidiary as presently planned to be conducted. Neither the Company nor the Subsidiary is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
          2.16 Environmental and Safety Laws. Neither the Company nor the Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s and Subsidiary’s knowledge no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.
          2.17 Manufacturing, Marketing and Development Rights. Neither the Company nor the Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s or the Subsidiary’s exclusive right to develop, manufacture, assemble, distribute, market or sell their respective products, other than rights to market, bundle, sublicense and distribute the Company’s or the Subsidiary’s software and products in object code form in the ordinary course of business pursuant to standard reseller, sales representative and strategic partnership agreements, true and correct forms of which have been provided to special counsel for the Investors.
          2.18 Disclosure. The Company and the Subsidiary has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares. No certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
          2.19 Registration Rights. Except as provided in the Investors’ Rights Agreement, neither the Company nor the Subsidiary has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.
          2.20 Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company and the Articles of Association of the Subsidiary are in the form previously provided to special counsel for the Investors.

          2.21 Title to Property and Assets. Except as set forth in the Schedule of Exceptions, each of the Company and the Subsidiary owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiary’s ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company and the Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.
          2.22 Financial Statements. The Subsidiary has delivered to each Investor its consolidated audited financial statements (balance sheet and income and cash flow statements, including notes thereto) at December 31, 2003 and for the fiscal year then ended, and its consolidated unaudited financial statements (balance sheet and income statement) as at and for the seven (7)-month period ended July 31, 2004 (the “Financial Statements”). The Financial Statements have been prepared in accordance with International Accounting Standards Committee standards (“IAS”) applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by IAS. The Financial Statements fairly present the financial condition and operating results of the Subsidiary as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Subsidiary has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to July 31, 2004 (the “Financial Statement Date”) and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under IAS to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Subsidiary on a consolidated basis. Except as disclosed in the Financial Statements, the Subsidiary is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Subsidiary maintains and will continue to maintain a standard system of accounting established and administered in accordance with IAS.
          2.23 Changes. Since the Financial Statement Date, there has not been:
               (a) any change in the assets, liabilities, financial condition or operating results of the Company or the Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;
               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or the Subsidiary (as such business is presently conducted and as it is presently proposed to be conducted);
               (c) any waiver by the Company or the Subsidiary of a material right or of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or the Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company or the Subsidiary (as such business is presently conducted and as it is presently proposed to be conducted);
               (e) any material change or amendment to a material contract or arrangement by which the Company or the Subsidiary or any of their respective assets or properties are bound or subject;
               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or the Subsidiary;
               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or the Subsidiary;
               (h) any resignation or termination of employment of any key officer of the Company or the Subsidiary; and the Company and the Subsidiary, to the best of its respective knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;
               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer material to the business of the Company or the Subsidiary;
               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or the Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiary’s ownership or use of such property or assets;
               (k) any loans or guarantees made by the Company or the Subsidiary to or for the benefit of their respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s or the Subsidiary’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or the Subsidiary;
               (m) to the Company’s and the Subsidiary’s knowledge, any other event or condition of any character that is reasonably likely to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company, on a consolidated basis (as such business is presently conducted and as it is presently proposed to be conducted); or
               (n) any agreement or commitment by the Company or the Subsidiary to do any of the things described in this Section 2.23.

          2.24 Employee Benefit Plans. Except for the Option Plan, the Company has no Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974. The Subsidiary has no pension commitments in relation to current or former employees that are not properly safeguarded by means of adequate and continuous payments of either social security charges or insurance premiums due in connection with the Subsidiary’s Occupational Pension Plan.
          2.25 Tax Returns, Payments and Elections. Each of the Company and the Subsidiary has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with IAS. Each of the Company and the Subsidiary has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with IAS. The provision for taxes of the Company and the Subsidiary as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. Neither the Company nor the Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has the Company or the Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business (on a consolidated basis) as presently conducted or presently proposed to be conducted or any of its properties or material assets. Neither the Company nor the Subsidiary has had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s or the Subsidiary’s tax returns has ever been audited by governmental authorities. Since the Financial Statement Date, neither the Company nor the Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company and the Subsidiary each have made adequate provisions on their respective books of account for all taxes, assessments and governmental charges with respect to its consolidated business, properties and operations for such period. Each of the Company and the Subsidiary has withheld or collected from each payment made to each of their respective employees, the amount of all taxes (including, but not limited to, United States federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
          2.26 Insurance. Each of the Company and the Subsidiary has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.
          2.27 Labor Agreements and Actions; Employee Compensation. Except as set forth in the Schedule of Exceptions, neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiary. Except as set forth in the Schedule of Exceptions, there is no strike or other labor dispute involving the Company or the Subsidiary pending, or to the Company’s or Subsidiary’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company on a consolidated basis (as such business is presently conducted and as it is presently proposed to be conducted), nor does the Company or the Subsidiary have any knowledge of any labor organization activity involving the Company’s or the Subsidiary’s employees. Neither the Company nor the Subsidiary has any knowledge that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or the Subsidiary, nor does the Company or the Subsidiary have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Schedule of Exceptions, and except as required by applicable law, the employment of each officer and employee of the Company or the Subsidiary is terminable at the will of the Company or the Subsidiary, respectively. To the knowledge of the Company and the Subsidiary, each of the Company and the Subsidiary has complied in all material respects with all applicable foreign, United States state and federal equal employment opportunity and other laws related to employment. Except as set forth in the Schedule of Exceptions, neither the Company nor the Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.
          2.28 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.
          2.29 Real Property Holding Company. Neither the Company nor the Subsidiary is currently, and neither has been during the prior five (5) years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company and the Subsidiary each have filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.
          2.30 Significant Customers and Suppliers. No customer or supplier that was material to the business of the Company or the Subsidiary during the period covered by the Financial Statements, or that has been material to the business of the Company or the Subsidiary thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or the Subsidiary, as the case may be.
          2.31 Qualified Small Business Stock. As of the Closing: (a) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (b) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding five percent (5%) of the aggregate value of all its stock as of the beginning of such period and (c) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Investors for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Section 1202 unless such determination shall have been given by the Company in a manner either negligent or fraudulent.
          2.32 Material Liabilities..The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (a) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with IAS.
          3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that:
          3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable United States federal or state securities laws.
          3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
          3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company and the Subsidiary regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and the Subsidiary. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Subsidiary in Section 2 of this Agreement or the right of the Investors to rely thereon.
          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.
          3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
          3.6 Restricted Securities. Such Investor understands that the Securities will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:
               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
               (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner of retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, (ii) by an Investor that is a limited liability company to a member of such limited liability company or a retired member of such limited liability company who retires after the date hereof or to the estate of any such member of retired member or the transfer by gift, will or intestate succession of any member to his or her spouse or to the siblings, lineal descendants or ancestors of such member or his or her spouse, or (iii) by an Investor to an affiliate or related individual or to the estate of any such affiliate or related individual or the transfer by gift, will or intestate succession of any affiliate or related individual to his or her spouse or to the siblings, lineal descendants or ancestors of such affiliate or related individual or his or her spouse; provided, however, in any such event, the Investor shall give the Company ten (10) days prior notice of such transfer and the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Investor hereunder.
          3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:
               (a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”
               (b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.
          3.9 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company, the Subsidiary and its respective officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.
          3.10 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.
          4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:
          4.1 Representations and Warranties. The representations and warranties of the Company and the Subsidiary contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.
          4.2 Performance. The Company and the Subsidiary shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Compliance Certificate. The President of the Company and of the Subsidiary shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company or the Subsidiary since the date of the Financial Statements.
          4.4 Qualifications. All authorizations, approvals, or permits, if any, of any foreign or United States governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
          4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the special counsel for the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.
          4.6 Secretary’s Certificate. The Secretary of the Company shall deliver to each Investor at the Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions. The Chief Financial Officer of the Subsidiary shall deliver to each Investor at the Closing a certificate stating that the copies of the Subsidiary’s Articles of Association are true and complete copies of such documents.
          4.7 Proprietary Information and Consulting Agreements. Each employee of the Company shall have entered into a proprietary information and inventions agreement and each consultant to the Company shall have entered into a consulting agreement substantially in the form previously provided or made available to the Investors.
          4.8 Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five (5) persons.
          4.9 Board of Directors. Subject to the provisions of the Restated Certificate, the Bylaws of the Company, and the Voting Agreement, the initial directors of the Company shall be Messrs. Bruce Golden, Alex Ott, Mans Hultman, Claes Bjork and Paul Wahl. The directors of the Subsidiary shall be Messrs. Bruce Golden, Alex Ott, Mans Hultman, Claes Bjork and Paul Wahl.
          4.10 Opinion of Company Counsel and Subsidiary Counsel. Each Investor shall have received from Helms Mullis & Wicker, PLLC, United States counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F. Each Investor shall have received from Advokatfirman Vinge KB, Swedish counsel for the Subsidiary, an opinion, dated as of the Closing, in the form attached hereto as Exhibit G.
          4.11 Investors’ Rights Agreement. The Company, each Investor, certain of the holders of shares of the Company’s outstanding Common Stock as thereby contemplated (the “Common Holders”) and certain of the holders of shares of the Company’s outstanding Series

AA Preferred Stock as thereby contemplated (the “Series AA Preferred Holders”) shall have entered into the Investors’ Rights Agreement in the form attached as Exhibit C.
          4.12 First Refusal and Co-Sale Agreement. The Company, each Investor, the Common Holders and the Series AA Preferred Holders shall each have entered into a First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D.
          4.13 Voting Agreement. The Company, the Subsidiary, each Investor, the Common Holders, and the Series AA Preferred Holders shall each have entered into a Voting Agreement in the form attached hereto as Exhibit E.
          4.14 Management Rights Letter. The Company shall have entered into a Management Rights Letter in the form attached hereto as Exhibit H with each of Accel Europe, L.P. and Jerusalem Venture Partners, L.P.
          4.15 Secondary Purchase. Simultaneously with the Closing, Accel Europe, L.P. and its affiliates (collectively, “Accel”) and Jerusalem Venture Partners, L.P. and its affiliates (collectively, “JVP”) shall have purchased, in the aggregate, Ten Million Two Hundred Forty-Three Thousand Eight Hundred Thirty-Four (10,243,834) shares of Series AA Preferred Stock of the Company pursuant to that form of Stock Purchase Agreement attached hereto as Exhibit I.
          4.16 Stock Option Plan. The Option Plan, in form acceptable to the Investors, shall have been adopted and be in effect as of the Closing.
          4.17 Stock Option Grant. Alex Ott shall have received two options to purchase an aggregate of up to 1,057,410 shares of the Company’s Common Stock pursuant to the Option Plan.
          4.18 Company Certificate. The Company shall have completed, in the form previously provided by special counsel to the Investors, an investment questionnaire.
          5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:
          5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1(c).
          5.3 Qualifications. All authorizations, approvals, or permits, if any, of any foreign or United States governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6. Miscellaneous.
          6.1 Survival of Warranties. The warranties, representations and covenants of the Company, the Subsidiary and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
          6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina as applied to agreements among North Carolina residents entered into and to be performed entirely within North Carolina.
          6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).
          6.7 Finder’s Fee. Except for the commissions payable by the Subsidiary to Banc of America Securities, LLC pursuant to that certain engagement letter dated April 5, 2004, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.
          The Company and the Subsidiary agree to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the

Company, the Subsidiary or any of its respective officers, employees or representatives is responsible.
          6.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Subsidiary shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of Gunderson Dettmer and Advokatffirman Lindahl KB, not to exceed [$100,000] in the aggregate, and the reasonable fees and out-of-pocket expenses of Tulchinsky Stern & Co., not to exceed $5,000. Accel acknowledges that payment of Gunderson Dettmer’s and Advokatffirman Lindahl KB’s fees by the Company, and JVP acknowledges that payment of Tulchinsky Stern & Co.’s fees by the Company, raises a potential conflict of interest and each hereby consents to the payment arrangement set forth herein. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty percent (60%) of the Conversion Shares issued or issuable upon conversion of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, the Subsidiary and the Company.
          6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          6.11 Definition of Knowledge. The term “knowledge” means, with respect to any representation, warranty or other statement by the Company or the Subsidiary set forth in this Agreement or any Exhibit, Schedule of Exceptions or other Ancillary Agreement, actual or deemed knowledge of any officer of the Company or the Subsidiary that any such representation, warranty or other statement is untrue following inquiry or due investigation that is reasonable in the context of the transactions contemplated by this Agreement. An officer of the Company or Subsidiary, as applicable, will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (b) such knowledge could be obtained from reasonable inquiry of those persons employed by the Company or Subsidiary (as the case may be) charged with administrative or operational responsibility for such matter for such party.

          6.12 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: QLIK TECHNOLOGIES INC.
By:	/s/ Mans Hultman
	Name:	Mans Hultman
Title:

Address:

SUBSIDIARY: QLIKTECH INTERNATIONAL AB
By:	/s/ Mans Hultman
	Name:	Mans Hultman
Title:

Address:

Signature Page to Qlik Technologies Inc.
Series A Preferred Stock Purchase Agreement

INVESTOR:

ACCEL EUROPE L.P.

By: Accel Europe Associates L.P.
       Its General Partner

By: Accel Europe Associates L.L.C.
       Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL EUROPE INVESTORS 2004 L.P.

By: Accel Europe Associates L.L.C.
       Its General Partner

By:	/s/ Tracy L. Sedlcok
Attorney in Fact

Address:	Bruce Golden Accel Partners 16 St. James Street London SW1A 1ER United Kingdom

With a copy to:
Richard Zamboldi
Accel Partners
428 University Avenue
Palo Alto, CA 94301
Signature Page to Qlik Technologies Inc.
Series A Preferred Stock Purchase Agreement

INVESTOR:

JERUSALEM VENTURE PARTNERS IV, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit
	Name:	Erel Margalit
Title:

JERUSALEM VENTURE PARTNERS IV-A, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit
	Name:	Erel Margalit
Title:

JERUSALEM VENTURE PARTNERS ENTREPRENEURS FUND IV, L.P.

By: Jerusalem Partners IV, L.P., its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit
	Name:	Erel Margalit
Title:

Address:	41 Madison Avenue, 25th Floor New York, NY 10010

Signature Page to Qlik Technologies Inc.
Series A Preferred Stock Purchase Agreement

INVESTOR:

JERUSALEM VENTURE PARTNERS IV (ISRAEL), L.P.

By: Jerusalem Partners IV — Venture Capital, L.P.,
       its General Partner

By: JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit
	Name:	Erel Margalit
Title:

Address:	Jerusalem Technology Park Building 1 Malha Jerusalem 91487 Israel

Signature Page to Qlik Technologies Inc.
Series A Preferred Stock Purchase Agreement

SCHEDULE A
Schedule of Investors
     Closing Date: November     , 2004

	Number of Shares of	Purchase Price of Shares
Name and Address of Investors	Series A Preferred Stock	of Series A Preferred Stock

Accel Europe, L.P.	10,042,913	$6,325,026.61
c/o Accel Partners
16 St. James Street
London SW1A 1ER
United Kingdom
Attention: Bruce Golden
Telephone: 44 (20) 7170 1000
Facsimile: 44 (20) 7170 1099

With a copy to:
Richard Zamboldi
Accel Partners
428 University Avenue
Palo Alto, CA 94301
Telephone: (650) 614-4800
Facsimile: (650) 614-4880

Accel Europe Investors 2004 L.P.	240,635	$151,551.92
c/o Accel Partners
16 St. James Street
London SW1A 1ER
United Kingdom
Attention: Bruce Golden
Telephone: 44 (20) 7170 1000
Facsimile: 44 (20) 7170 1099

With a copy to:
Richard Zamboldi
Accel Partners
428 University Avenue
Palo Alto, CA 94301
Telephone: (650) 614-4800
Facsimile: (650) 614-4880

Jerusalem Venture Partners IV, L.P.	9,181,178	$5,782,305.90
41 Madison Avenue, 25th Floor
New York, NY 10010

Jerusalem Venture Partners IV-A, L.P.	78,414	$49,385.14
41 Madison Avenue, 25th Floor

S-1

	Number of Shares of	Purchase Price of Shares
Name and Address of Investors	Series A Preferred Stock	of Series A Preferred Stock

New York, NY 10010

Jerusalem Venture Partners Entrepreneurs Fund IV, L.P.	82,240	$51,794.75
41 Madison Avenue, 25th Floor
New York, NY 10010

Jerusalem Venture Partners IV (Israel), L.P.	220,899	$139,122.19
Jerusalem Technology Park
Building 1
Malha
Jerusalem 91487
Israel

TOTAL:	19,846,279	$12,499,186.51

S-2

EXHIBIT A
Restated Certificate of Incorporation

EXHIBIT B
List of Stockholders

EXHIBIT C
Investors’ Rights Agreement

EXHIBIT D
First Refusal and Co-Sale Agreement

EXHIBIT E
Voting Agreement

EXHIBIT F
Opinion of United States Counsel for the Company

EXHIBIT G
Opinion of Swedish Counsel for the Subsidiary

EXHIBIT H
Forms of Management Rights Letter

EXHIBIT I
Form of Stock Purchase Agreement